Exhibit 16.1

Russell E. Anderson, CPA
Russ Bradshaw, CPA
William R. Denney, CPA

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

April 20, 2016

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated April 20, 2016 of Pacific Ventures Group, Inc. to be filed with the Securities and Exchange Commission on or about April 20, 2016 and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

Anderson Bradshaw PLLC
Salt Lake City, UT 84107

5296 S. Commerce Dr
Suite 300
Salt Lake City, Utah 84107
USA
(T) 801.281.4700
(F) 801.281.4701

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